Exhibit 4.11(b)


                              CERTIFICATE OF TRUST

                                       OF

                          PPL CAPITAL FUNDING TRUST II

            This Certificate of Trust of PPL Capital Funding Trust II (the "Trust"), dated April 4, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

            1. Name. The name of the business trust being formed hereby is PPL Capital Funding Trust II.

            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JP Morgan Chase, 500 Stanton Christiana Road, OPS4/3rd Floor, Newark, Delaware 19713.

            3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

            4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    CHASE MANHATTAN BANK USA, NATIONAL
                                    ASSOCIATION, not in its individual
                                    capacity but solely as trustee


                                    By:  /s/ Denis Kelly
                                         -------------------------------------
                                         Name:  Denis Kelly
                                         Title: Assistant Vice President



                                    JPMORGAN CHASE BANK, not in its
                                    individual capacity but solely as trustee


                                    By:  /s/ Alfia Monastra
                                         -------------------------------------
                                         Name:  Alfia Monastra
                                         Title: Vice President



                                    JAMES E. ABEL, not in his individual
                                    capacity but solely as trustee


                                    /s/ James E. Abel
                                    ------------------------------------------